CODE OF ETHICS FOR

                          AMERICAN DATA SERVICES, INC.

                             ADS DISTRIBUTORS, INC.

         American Data Services, Inc. ("ADS") and ADS Distributors, Inc. ("ADSD") have determined to adopt this Code of Ethics (the "Code") as of May 1, 1998, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the "1940 Act").

I.       DEFINITIONS

         A. An "Access Person" means (i) any Director, officer or employee (as defined below) of ADS. who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for a fund for which ADS provides administrative or fund accounting services or for which ADSD provides distribution services (the "Client").

         B.  "Beneficial   Ownership"  shall  be  interpreted   subject  to  the
provisions of Rule 16a-l(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

         C. "Control" shall have the same meaning as set forth in Section 2(a)9 of the 1940 Act.

         D. The "Review Officer" is the person designated by the Board of Directors of ADS or ADSD (the "Boards") to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the Chief Executive Officer of ADS.

         E. The "Preclearance Officer" is the person designated by the Boards to provide preclearance of any personal security transaction as required by this Code of Ethics.

         F. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

         G. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Boards and shares of registered open-end investment companies.

         H. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

II.      STATEMENT OF GENERAL PRINCIPLES

         The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

         Each Access Person shall adhere to the highest ethical standards and shall:

         A. at all times, place the interests of the Clients of ADS and ADSD before his personal interests;

         B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

         C. not take any inappropriate advantage of his position with or on behalf of the Client.

III.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

         A.  BLACKOUT PERIODS

                  1. No Access Person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he or she knows or should have known a Client has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

                  2. No Access shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Client trades (or has traded) in that security.

         C.       GIFTS

                  No Access Person shall receive any gift or other things of value from any person or entity that does business with or on behalf of the Client, ADS, or ADSD that poses a potential conflict of interest.

         D.       SERVICE AS A DIRECTOR

                  1. No Access Person shall serve on a board of directors of a publicly traded company without prior authorization from the appropriate Board of Directors or the Client, based upon a determination that such board service would be consistent with the interests of ADS, ADSD or the Client and its investors.

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

         E.       EXEMPTED TRANSACTIONS

                  The prohibition of Section III shall not apply to:

                  1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                  2. purchases or sales that are non-volitional on the part of the Access Person or the Fund, including mergers, recapitalizations or similar transactions;

                  3.  purchases   which  are  part  of  an  automatic   dividend
reinvestment plan;

                  4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

                  5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Client because they would be very unlikely to affect a highly institutional market, (b) clearly not economically related to the securities to be purchased or sold or held by the Client or (c) not representing any danger of the abuses prescribed by Rule 17j-l, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Client.

IV.      COMPLIANCE PROCEDURES

         A.       PRECLEARANCE

                  An Access Person may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

                  1. such purchase or sale has been approved by the Preclearance Officer;

                  2. the approved transaction is completed on the same day approval is received; and

                  3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

                  Each Access Person may effect total purchases and sales of up to $25,000 of securities listed on a national securities exchange within any six month period without preclearance from the Board of Directors or the Preclearance Officer.

                           1) The six month period is a "rolling" period,  i.e.,
the limit is applicable between any two dates which are six months apart.

                           2)  Transactions  in options and futures,  other than
options or futures on commodities, will be included for purposes of calculating whether the $25,000 limit has been exceeded. Such transactions will be measured by the value of the securities underlying the options and futures.

                           3) Although preclearance is not required for personal
transactions in securities which fall into this "de minimis" exception, these trades must still be reported on a quarterly basis pursuant to Section IV.B, if such transactions are reportable.

         B.       REPORTING

                  1. Coverage: Each Access Person shall file with the Review Officer confidential quarterly reports containing the information required in this Code with respect to all transactions during the preceding quarter in any securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, only when transactions are determined by the Access Person to be reportable.

                  2. Filings: Every report required to be filed shall be made no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                           a. the date of the  transaction,  the  title  and the
number of shares and the principal amount of each security involved;

                           b. the  nature of the  transaction  (i.e.,  purchase,
sale or any other type of acquisition or disposition);

                           c. the price at which the  transaction  was effected;
and

                           d. the name of the  broker,  dealer  or bank  with or
through whom the transaction was effected.

                  3. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

         C.       REVIEW

                  In reviewing reportable transactions, the Review Officer shall take into account the exemptions allowed under Section II.G. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

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

         D.       CERTIFICATION OF COMPLIANCE

                  Each Access Person is required to certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of this Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of this Code.

V.       REVIEW BY THE BOARD OF DIRECTORS

         At least annually, the Review Officer shall report to the Board of Directors regarding:

                  A. All existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

                  B.  Any recommended changes to this Code or procedures; and

                  C. A summary of any violations which occurred during the past year with respect to which significant remedial action was taken.

VI.      SANCTIONS

         A.       SANCTIONS FOR VIOLATIONS BY ACCESS PERSONS

                  If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Directors and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors.

VII.     MISCELLANEOUS

         A.       ACCESS PERSONS

                  The Review Officer will identify all Access Persons who are under a duty to make reports and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

         B.       RECORDS

                  The Review Officer shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

                  1. copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

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

                  2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  3. a copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

         C.       CONFIDENTIALITY

                  All  reports  of   securities   transactions   and  any  other
information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

         D.       INTERPRETATION OF PROVISIONS

                  The Board of Directors may from time to time adopt such interpretations of this Code as it deems appropriate.

                          AMERICAN DATA SERVICES, INC.

                               TRANSACTIONS REPORT

To:  _________________________, Review Officer

From: ________________________________________
                      (Your Name)

         This Transaction Report (the "Report") is submitted pursuant to Section IV of the Code of Ethics of ADS, and supplies (below) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by the Fund) for the calendar quarter ended ____________________________.

         Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics.

         For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-l(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

Client affected: ________________________________

                                     Nature of                                      Name of the
                                    Transaction      Principal                        Broker,
                                     (whether        Amount of    Price At Which     Dealer Or      Nature Of
    Title of          Date of     Purchase, Sale    Securities          the          Bank With     Ownership of
   Securities       Transaction    or Other Type    Acquired or     Transaction      Whom The      Securities*
                                  of Disposition    Disposed Of    Was Effected     Transaction
                                  Or Acquisition                                   Was Effected






---------------
  * If appropriate, you may disclaim beneficial ownership of any security listed in this report.

         I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS OF ADS, DATED ____________, 1998, (2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS, (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OF ETHICS OVER THE PAST YEAR, TO THE EXTENT APPLICABLE, (4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS, OVER THE PAST YEAR, TO THE EXTENT APPLICABLE, REQUIRED TO BE DISCLOSED BY THE CODE OF ETHICS, (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE OF ETHICS AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.

Name (Print)               _____________________________________________

Signature                  _____________________________________________

Date                       _____________________________________________

                          AMERICAN DATA SERVICES, INC.

                   PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by access person prior to any personal trade):

Name:___________________________________________________________________________
Date For Which You Seek Approval:_______________________________________________


Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:
________________________________________________________________________________
________________________________________________________________________________

Nature of the transaction (i.e., purchase, sale):(1)____________________________
________________________________________________________________________________
________________________________________________________________________________


Are you or is a member of your immediate family an officer or director of the issuer of the securities or any affiliate 2 of the issuer? Yes __ No __

If yes, please describe:________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

___________________________

         (1) If other than market order, please describe any proposed limits.

         (2) For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.(3)
________________________________________________________________________________
________________________________________________________________________________













______________________________

         (1) A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Do you have any material nonpublic information concerning the issuer?

                           Yes___  No___

Do you beneficially own more than1/2of 1% of the outstanding  equity  securities
of the issuer?             Yes___  No___

If yes, please report the name of the issuer and the total number of shares "beneficially owned":___________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Fund that may be relevant to a determination as to the existence of a potential conflict of interest? (4)

                           Yes___   No___

         If yes, please describe:______________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


         (4) Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities of the Fund. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Fund might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

         To the best of your knowledge and belief, the answers that you have provided above are true and correct.

                                                   -----------------------------
                                                   Signature

Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer):


                  I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary 5 for approval of the proposed transaction have been satisfied.

                  I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated:____________________                         Signed:______________________

                                                       Title:___________________






_____________________

         (5) In the case of a personal securities transaction by an Access Person of a Portfolio (other than Disinterested Directors of the Company), the Code of Ethics requires that the Preclearance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Fund, (ii) would be unlikely to affect the market in which the Fund's portfolio securities are traded, or (iii) is not related economically to securities to be purchased, sold, or held by the Fund. In addition, the Code requires that the Preclearance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the access person's relationship with the Fund.